EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying quarterly report of Whittier Energy Corporation (the “Company”) on Form 10-QSB for the period ended March 31, 2005, (the “Report”), I, Michael B. Young, Chief Financial Officer of the Company, hereby certify that to my knowledge:

(3)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

(4)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2005	/s/ Michael B. Young
Michael B. Young
Chief Financial Officer